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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As Petroleum Engineers, we hereby consent to the inclusion of the information in this Registration Statement on Form S-1 with respect to (i) the oil and gas reserves of InterCoast Energy Company (the "Company"), the future net revenues from such reserves, and the present value thereof for the years ending December 31, 1994 and December 31, 1995, and (ii) the oil and gas reserves of certain properties acquired by the Company from Enron Oil & Gas Company and Enron Oil & Gas Marketing, Inc. as described in this Registration Statement, the future net revenues from such reserves and the present value thereof as of December 31, 1995, which information has been included in this Registration Statement in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Registration Statement.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By: /s/ Clarence M. Netherland
                                            ---------------------------------
                                            Clarence M. Netherland
                                            Chairman

Dallas, Texas
May 23, 1996